                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               MessageMedia, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                               MESSAGEMEDIA, INC.
                       6685 GUNPARK DRIVE EAST, SUITE 240
                            BOULDER, COLORADO 80301

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 28, 1999

TO THE STOCKHOLDERS OF MESSAGEMEDIA, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of MESSAGEMEDIA, INC., a Delaware corporation (the "Company"), will be held on May 28, 1999 at 10:00 a.m. local time at The Hotel Boulderado, 2115 13th Street, Boulder, Colorado for the following purpose:

     1. To elect nine directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's 1995 Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 6,000,000 to 7,000,000.

     3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 20, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                        /s/ Lewis H. Silverberg
                                          Lewis H. Silverberg
                                          Secretary

Boulder, Colorado
April 28, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               MESSAGEMEDIA, INC.
                       6685 GUNPARK DRIVE EAST, SUITE 240
                            BOULDER, COLORADO 80301

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of MessageMedia, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, May 28, 1999, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Hotel Boulderado, 2115 13th Street, Boulder, Colorado. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 28, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company's Common Stock at the close of business on April 20, 1999, the record date, will be entitled to notice of and to vote at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. At the close of business on April 20, 1999, 43,796,108 shares of the Company's Common Stock were issued and outstanding.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6685 Gunpark Drive East, Suite 240, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 30, 1999.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are nine nominees for the nine Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five directors having been elected by the stockholders and four directors, Dennis J. Cagan, R. Terry Duryea, A. Laurence Jones and Gerald A. Poch, having been elected by the Board.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The nine candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                NAME                    AGE        POSITION HELD WITH THE COMPANY
                ----                    ---        ------------------------------
A. Laurence Jones...................    46     President and Chief Executive Officer
Bradley A. Feld.....................    33     Co-Chairman of the Board of the Company
Gerald A. Poch......................    52     Co-Chairman of the Board of the Company
Dennis J. Cagan.....................    54     Director
R. Terry Duryea.....................    52     Director
Ronald D. Fisher....................    51     Director
Pamela H. Patsley...................    42     Director
Gary E. Rieschel....................    42     Director
Lee H. Stein........................    45     Director

     Mr. Jones became President of the Company in March 1999 and Chief Executive Officer and a director in April 1999. Prior to joining the Company, Mr. Jones served as an Operating Affiliate of McCown De Leeuw & Co., a private equity firm, from January 1998 to February 1999. From 1993 to January 1998, Mr. Jones served as President and Chief Executive Officer of Neodata Services, Inc., a publicly traded direct marketing company. Mr. Jones serves as a director of Exabyte and CCI/Triad.

     Mr. Feld became Co-Chairman of the Board in June 1998. Mr. Feld is a Managing Director of SOFTBANK Technology Ventures, a venture capital company. Prior to joining SOFTBANK Technology Ventures in June 1996, he founded Intensity Ventures in 1995, a privately held company that helps launch and operate software companies and which was a venture affiliate of SOFTBANK Technology Ventures. From November 1993 to July 1995, Mr. Feld served as Chief Technology Officer of AmeriData Technologies, Inc., a Delaware corporation, after it acquired Feld Technologies, which Mr. Feld founded in 1988 and had developed into a software consulting firm. Mr. Feld serves as Chairman of the Board of Channelware, Intensity Ventures and Intensity Channels and Co-Chairman of the Board of Sage Networks.

     Mr. Poch became a director of the Company in March 1999 and Co-Chairman of the Board in April 1999. Mr. Poch is Principal of Pequot Capital Management and joined the Pequot family of funds in 1998. Mr. Poch served as the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions from August 1996 through June 1998. Mr. Poch co-founded AmeriData Technologies, Inc., a Delaware corporation, and served as Co-Chairman of the Board and Co-President of AmeriData Technologies from 1991 until its acquisition by GE Capital in August 1996.

     Mr. Cagan served as interim Chief Executive Officer of the Company from January 1999 to April 1999 and became a director in February 1999. Mr. Cagan has served as a strategic management consultant since 1981 in the software and Internet industries. Mr. Cagan also served as Chief Executive Officer and Chairman of the Board of Human Race, Inc., a privately held company, from February 1998 through October 1998. From January 1996 through January 1997, Mr. Cagan served as Senior Vice President of Sales and Marketing and a director of Software.com, Inc., a privately held e-mail software company, and from September 1996 through December 1996 as Senior Vice President of Sales and Marketing and a director of Intervista Software, Inc., a computer software company, now a part of Computer Associates. Mr. Cagan serves as Chairman of the Board of Acorn Technologies, Inc. and as a director of ISOCOR and Sanctuary Woods Multimedia Corp.

     Mr. Duryea became a director of the Company in February 1999. Mr. Duryea is currently a consultant to several emerging technology-based companies. Between April 1995 and August 1997 Mr. Duryea served as Vice President Finance and Administration and Vice President Corporate Development and Professional Services at Network Associates (formerly McAfee Associates), a publicly traded network security and management company. From November 1992 to April 1995 Mr. Duryea served as Senior Vice President of Finance and Administration for Unify Corporation, a privately held client server application development software tool company. Mr. Duryea serves as a director of several privately held companies, including eCircles and Service Metrics.

     Mr. Fisher became a director in June 1998 and served as Co-Chairman of the Board until April 1999. Since October 1995, Mr. Fisher has served as the Vice Chairman of SOFTBANK Holdings Inc., the holding and management company for operations in the United States for SOFTBANK Corporation, a publicly traded media and marketing provider for the digital information industry. Mr. Fisher also serves as Vice Chairman of SOFTBANK Technology Advisors Fund, a venture capital fund which he joined in October 1995. From 1990 through October 1995, Mr. Fisher served as Chief Executive Officer of Phoenix Technologies Ltd., a publicly traded developer of system software products for personal computers. Mr. Fisher serves as a director for SOFTBANK Corporation, Phoenix Technologies, Ziff-Davis, Inc. and Segue Software Inc.

     Ms. Patsley became a director of the Company in December 1995. Ms. Patsley has been President, Chief Executive Officer and a director of Paymentech, Inc., a publicly traded payment processing company, since December 1995. She has also served as President and Chief Executive Officer of Paymentech Merchant Services, Inc., a wholly owned subsidiary of Paymentech, since December 1991. Ms. Patsley has served as Executive Vice President and Manager of First USA Financial Services, Inc., a wholly owned subsidiary of Paymentech, since July 1990 and as Chairman of the Board of First USA Financial Services, Inc., since August 1994. Ms. Patsley served as Executive Vice President and Secretary of First USA, Inc. from July 1989 until June 1997 and as Chief Financial Officer from January 1987 to April 1994. Ms. Patsley also serves as a director of Adolf Coors Company and Coors Brewing Company, its wholly owned subsidiary.

     Mr. Rieschel became a director of the Company in June 1998. Mr. Rieschel is the Executive Managing Director of SOFTBANK Technology Ventures, which he joined in January 1996. Mr. Rieschel served as General Manager of Asian operations for Sequent Computer Systems, a publicly traded computer systems company, from January 1989 to July 1993. He serves as a director for Concentric Networks, USWEB Corporation and SOFTBANK Corporation.

     Mr. Stein, a founder of the Company and director since March 1994, served as Chairman of the Board of the Company from January 1996 until June 1998 and as Chief Executive Officer of the Company from March 1994 until June 1998. Since 1980, Mr. Stein has also been Chairman of Stein & Stein Incorporated, a management services firm which is the general partner of The Stein Company, Ltd., an investment partnership and is now Chairman of Virtual Capital, LLC a multi-media technology company. Mr. Stein is a director of Scripps Foundation for Medicine and Science.

BOARD COMMITTEES AND MEETINGS

     During 1998, the Board of Directors held 16 meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee held one meeting in 1998. The functions of the Audit Committee include recommending appointment of the Company's independent auditors to the Board and reviewing (i) the scope of the independent auditors' annual audit and their compensation, (ii) the general policies and procedures of the Company with respect to internal auditing, accounting and financial controls and
(iii) any change in accounting principles, significant audit adjustments proposed by the auditors and recommendations that the auditors may have with respect to policies and procedures. The Audit Committee is composed of three directors: Mr. Fisher, Mr. Stein and Ms. Patsley.

     The Compensation Committee held two meetings in 1998. The Compensation Committee monitors the nature and levels of compensation paid by the Company to its executive personnel. The Compensation Committee is composed of three directors: Mr. Feld, Mr. Rieschel and Ms. Patsley.

     During 1998, all directors except Ronald D. Fisher attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which such director served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2

                APPROVAL OF THE AMENDMENT TO THE 1995 STOCK PLAN

     In September 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1995 Stock Plan (the "Option Plan") and reserved an aggregate of 2,000,000 shares of Common Stock for issuance to the Company's employees, directors and consultants. As a result of a series of amendments, as of March 15, 1999, there were 6,000,000 shares approved by the Board of Directors and the stockholders for issuance under the Option Plan.

     On April 15, 1999, the Board of Directors amended the Option Plan to increase the number of shares reserved for issuance thereunder to 7,000,000 shares.

     As of March 15, 1999, the Company has granted options under the Option Plan to purchase an aggregate of 4,835,025 shares of Common Stock (net of cancellations) at exercise prices ranging between $0.01 and $10.50 per share. Options to purchase an aggregate of 632,678 shares have been exercised through March 15, 1999.

     Stockholders are requested in this Proposal 2 to approve the amendment to the Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF PROPOSAL NUMBER 2

     The essential features of the Option Plan are outlined below:

GENERAL

     The Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

PURPOSE

     The Board adopted the Option Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Option Plan.

ADMINISTRATION

     The Board administers the Option Plan. Subject to the provisions of the Option Plan, the Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board has the power to delegate administration of the Option Plan to a committee composed of members of the Board. As used herein with respect to the Option Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors."

ELIGIBILITY

     Incentive stock options may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the Option Plan.

     No incentive stock option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No employee may be granted options under the Option Plan exercisable for more than 500,000 shares of Common Stock during any fiscal year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE OPTION PLAN

     Subject to stockholder approval of this proposal, an aggregate of 7,000,000 shares of Common Stock is reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Option Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." On March 15, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $5.5625 per share.

     The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or
(iii) any combination of the above.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Option Plan typically vest at the rate of 25% at the end of the first year from the date of grant and then ratably each month over the next three years during the optionholder's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms.

     Term. The maximum term of options under the Option Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's permanent disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise.

RESTRICTIONS ON TRANSFER

     The optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an option.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by the Company, such as a reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the Option Plan and outstanding options. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Option Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Option Plan provides that, in the event of a merger, acquisition, consolidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan. If any surviving corporation declines to assume options outstanding under the Option Plan, or to substitute similar options, then the vesting and the time during which such options may be exercised will be accelerated. If an option is exercisable in lieu of assumption or substitution, the Board will notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option will terminate upon expiration of such period. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate in September 2005.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee composed solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                               NEW PLAN BENEFITS

     The following table presents certain information with respect to shares granted as of December 31, 1998 under the Option Plan to (i) the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group; (iii) all non-employee directors as a group; and (iv) all non-executive officer employees as a group.

                                                                          NUMBER OF SHARES
              NAME AND POSITION                 DOLLAR VALUE($)(1)   UNDERLYING OPTIONS GRANTED
              -----------------                 ------------------   --------------------------
Keith S. Kendrick(2)..........................      1,356,792                  538,000(3)
  President
Lee H. Stein..................................        614,123                  621,064
  Former Chief Executive Officer
David B. Ehrenthal                                    476,900                  250,000(4)
  Vice President, Sales and Marketing
Marshall T. Rose, Ph.D........................        950,550                  300,000(5)
  Chief Technical Officer
John M. Stachowiak............................      1,659,175                  350,000(6)
  Former Vice President, Finance and
     Administration and Chief Financial
     Officer
All executive officers as a group(7)..........      3,066,550                1,025,000(8)
All non-employee directors as a group(7)......        801,873                  698,064
All non-executive officer employees as a            3,503,310                1,576,274(9)
  group(7)....................................

---------------

(1) Exercise price multiplied by the number of shares granted.

(2) Mr. Kendrick's employment with the Company terminated in January 1999.

(3) Includes options to purchase 155,000 shares which have been cancelled in connection with the Company's repricing of options.

(4) Includes options to purchase 100,000 shares which have been cancelled in connection with the Company's repricing of options.

(5) Includes options to purchase 100,000 shares which have been cancelled in connection with the Company's repricing of options.

(6) Includes options to purchase 220,729 shares which have been cancelled in connection with the Company's repricing of options and Mr. Stachowiak's termination of employment.

(7) Represents executive officers as a group, non-executive officer employees as a group and non-employee directors as a group as of March 15, 1999.

(8) Includes options to purchase 200,000 shares which have been cancelled in connection with the Company's repricing of options.

(9) Includes options to purchase 328,073 shares which have been cancelled in connection with the Company's repricing of options.

OTHER STOCK PLANS OF THE COMPANY

     1994 Stock Plan. The 1994 Incentive and Non-Statutory Stock Option Plan (the "1994 Stock Plan") provides for the grant of stock options to employees, officers, directors of and certain other persons providing services to the Company. Under the 1994 Stock Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code and options not intended to qualify as incentive stock options. Incentive stock options may only be granted to employees of the Company. Under the 1994 Stock Plan, 75,618 shares of Common Stock were subject to outstanding options as of April 20, 1999. By resolution of the Board of Directors of the Company, no additional options may be granted under the 1994 Stock Plan. The 1994 Stock Plan is administered by the Board of Directors or a committee thereof. Generally, options vest over two years and must be exercised within ten years. All options are non-transferable other than by will or the laws of descent and distribution.

     Employee Stock Purchase Plan. The Company's Employee Stock Purchase Plan (the "Purchase Plan") provides for the purchase by eligible employees of shares of the Company's Common Stock. The Purchase Plan was adopted by the Board of Directors in July 1996 and approved at the Annual Meeting of Stockholders in October 1996. A total of 100,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, is administered by the Compensation Committee of the Board of Directors. Employees (including officers and employee directors) of the Company or any subsidiary of the Company designated by the Board for participation in the Purchase Plan are eligible to participate in the Purchase Plan if they are customarily employed for more than 20 hours per week and more than five months per calendar year. The Purchase Plan will be implemented during concurrent 24 month offering periods each of which will initially be divided into four consecutive six-month purchase periods, subject to change by the Board of Directors. Offering periods generally begin in January and July of each year.

     The Purchase Plan terminates on the earliest of (i) the last business day of December 2006; (ii) the date on which all shares available for issuance have been sold or (iii) the date on which all purchase rights are exercised in connection with an acquisition or change in control of the Company. As of April 20, 1999 the Company has sold 40,067 shares under the Purchase Plan. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 20% of an employee's compensation during a purchase period. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's Common Stock on the first day of the offering period or the last day of the purchase period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. In addition, participants generally may not purchase stock having a value greater than $25,000 in any calendar year.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 1999 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                              NUMBER OF     PERCENT OF
                      BENEFICIAL OWNER                          SHARES        TOTAL
                      ----------------                        ----------    ----------
Ronald D. Fisher(2).........................................  11,654,088       28.7%
  10 Langley Road, #403
  Newton Center, MA 02159
SOFTBANK Holdings Incorporated(3)...........................  11,455,263       28.2%
  10 Langley Road, #403
  Newton Center, MA 02159
Bradley A. Feld(4)..........................................  11,072,083       27.3%
  P.O. Box E
  El Dorado, CO 80025
SOFTBANK Technology Ventures IV(5)..........................  10,575,775       26.0%
  333 West San Carlos St., #1225
  San Jose, CA 95110
Gary Rieschel(6)............................................  10,575,775       26.0%
  333 West San Carlos St., #1225
  San Jose, CA 95110
Bank One Corporation(7).....................................   2,576,951        6.3%
  One First National Plaza
  Chicago, IL 60670
Lee H. Stein(8).............................................   2,290,514        5.5%
  Stein & Stein Inc.
  17435 Los Morris
  P.O. Box 2771
  Rancho Santa Fe, CA 92067
Dennis J. Cagan(9)..........................................      47,500           *
R. Terry Duryea.............................................           0           *
A. Laurence Jones(10).......................................      57,229           *
Pamela H. Patsley(11).......................................   1,645,217        4.1%
Marshall T. Rose(12)........................................     391,008           *
Keith S. Kendrick(13).......................................     183,313           *
John Stachowiak.............................................      79,271           *
David B. Ehrenthal(14)......................................      31,251           *
All directors and executive officers as a group (13
  persons)(15)..............................................  29,797,576       71.0%

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 40,600,468 shares outstanding on March 15, 1999, adjusted as required by rules promulgated by the SEC.

 (2) Includes 10,575,775 shares held of record by SOFTBANK Holdings Incorporated, 198,825 shares held of record by SOFTBANK Technology Advisors Fund and 879,488 shares held of record by Softven

     No. 2 Investment Enterprise Partnership, an affiliate of SOFTBANK Holdings Incorporated. Mr. Fisher is the Vice Chairman of SOFTBANK Holdings Incorporated and SOFTBANK Technology Advisors Fund and disclaims beneficial ownership of the shares held by SOFTBANK Holdings Incorporated and SOFTBANK Technology Advisors Fund.

 (3) Includes 879,488 shares held of record by Softven No. 2 Investment Enterprise Partnership, an affiliate of SOFTBANK Holdings Incorporated.

 (4) Includes 10,376,950 shares held of record by SOFTBANK Technology Ventures IV, 198,825 shares held of record by SOFTBANK Technology Advisors Fund and 496,308 shares held of record by Mr. Feld. Mr. Feld is the Managing Director of SOFTBANK Technology Ventures IV and SOFTBANK Technology Advisors Fund and disclaims beneficial ownership of the shares held by SOFTBANK Technology Ventures IV and SOFTBANK Technology Advisors Fund.

 (5) Includes 198,825 shares held of record by SOFTBANK Technology Advisors
     Fund.

 (6) Includes 10,376,950 shares held of record by SOFTBANK Technology Ventures IV and 198,825 shares held of record by SOFTBANK Technology Advisors Fund. Mr. Rieschel is the Executive Managing Director of SOFTBANK Technology Ventures IV and SOFTBANK Technology Advisors Fund and disclaims beneficial ownership of the shares held by SOFTBANK Technology Ventures IV and SOFTBANK Technology Advisors Fund.

 (7) Includes 465,000 shares and warrants to purchase 475,734 shares held by First USA Financial, Inc., a wholly-owned subsidiary of Bank One Corporation. Also includes 1,636,217 shares held by Paymentech Merchant Services, Inc., a wholly-owned subsidiary of Paymentech, Inc., which is controlled by Bank One Corporation. Pamela H. Patsley, a director of the Company, is Chief Executive Officer and a director of Paymentech, Inc.

 (8) Includes 1,076,064 shares subject to options exercisable within 60 days of March 15, 1999, 577,600 shares held by Mr. Stein and 572,600 shares held by June L. Stein, Mr. Stein's spouse, for her own account. Also includes 550 shares held in trust for the benefit of Mr. Stein and 63,700 shares held in trusts for the benefit of Mr. Stein's children. Mr. Stein disclaims beneficial ownership of the shares held by his children.

 (9) All 47,500 shares are subject to options exercisable within 60 days of March 15, 1999.

(10) Includes 55,729 shares subject to options exercisable within 60 days of March 15, 1999.

(11) Includes 7,000 shares subject to options exercisable within 60 days of March 15, 1999 and 2,000 shares held by Ms. Patsley. Also includes 1,636,217 shares held by Paymentech Merchant Services, Inc., a wholly owned subsidiary of Paymentech, of which Ms. Patsley is President and Chief Executive Officer. Ms. Patsley disclaims beneficial ownership of the shares held by Paymentech Merchant Services.

(12) Includes 144,133 shares subject to options exercisable within 60 days of March 15, 1999 and 246,875 shares held by Dr. Rose.

(13) All 183,313 shares are subject to options exercisable within 60 days of March 15, 1999. Mr. Kendrick's employment with MessageMedia ended in January 1999.

(14) All 31,251 shares are subject to options exercisable within 60 days of March 15, 1999.

(15) Includes 1,361,677 shares subject to options exercisable within 60 days of March 15, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings. Each director of the Company also receives an option to purchase 10,000 shares of the Company's Common Stock immediately following each of the Company's Annual Meetings of Stockholders under the Option Plan. In addition, each new non-employee director of the Company receives an option to purchase 20,000 shares of Common Stock under the Option Plan upon becoming non-employee directors. These options vest as to 25% of the shares covered by the option on the one year anniversary of the date of grant, and the remaining shares vest ratably each month over the next three years and have a term of ten years.

     During 1998, the Company granted an option to purchase 20,000 shares to each of the new non-employee directors of the Company and an option to purchase 10,000 shares to the remaining non-employee director of the Company, each at an exercise price per share of $1.75, the fair market value of such Common Stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant).

     On March 26, 1999, the Company granted an option to purchase 100,000 shares of Common Stock to Mr. Poch at an exercise price per share of $6.875. The fair market value of such Common Stock on the date of grant was $6.875 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). This option vests annually over a four-year period and has a term of ten years.

EXECUTIVE COMPENSATION

     The following table shows for 1998, 1997 and 1996, compensation earned by persons serving in the capacity as the Company's Chief Executive Officer, the two most highly compensated executive officers whose total compensation in 1998 exceeded $100,000 and one former executive officer who departed from the Company during 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                            ANNUAL COMPENSATION(1)              AWARDS
                                     -------------------------------------   ------------
                                                              OTHER ANNUAL    SECURITIES     ALL OTHER
                                                              COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)    BONUS($)        ($)         OPTIONS(#)        ($)
---------------------------   ----   ----------   ---------   ------------   ------------   ------------
Keith S. Kendrick(2)........  1998   215,000      --          --             383,000        --
  President                   1997   148,686      83,000(3)   83,000(4)      155,000(5)      --
Lee H. Stein(6).............  1998   109,000(7)   --          --             371,064        --
  Former Chief Executive      1997   240,000      --          --             --
  Officer                     1996   240,000      --          --             725,000         --
David B. Ehrenthal(8).......  1998   167,173(9)   --          30,000(10)     250,000(11)    --
  Vice President, Sales and
  Marketing
Marshall T. Rose, Ph.D......  1998   147,316      --          --             200,000        52,500(12)
  Chief Technical Officer     1997   200,000      --          --             100,000(13)     --
                              1996   188,750      --          --             100,000         --
John Stachowiak(14).........  1998   141,831      --          82,478(15)     170,000(16)    --
  Former Vice President,      1997   200,000      --          63,056(17)     55,000(18)      --
  Finance and Administration  1996   156,583(19)  --          7,864(20)      125,000(21)     --
  and Chief Financial
     Officer

---------------

 (1) As permitted by rules promulgated by the SEC, no amounts are shown for 1998, or with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of salary plus bonus or $50,000.

 (2) Mr. Kendrick served in the capacity as the Company's President (the principal executive officer) from June 1998 until his employment with the Company terminated in January 1999.

 (3) Consists of payment in respect of tax liability for reimbursed relocation and other expenses.

 (4) Consists of reimbursements for relocation and other expenses.

 (5) Includes options to purchase 155,000 shares which have been cancelled.

 (6) Mr. Stein served as Chief Executive Officer of the Company until June 1998.

 (7) Includes $39,000 paid to Mr. Stein for consulting services.

 (8) Mr. Ehrenthal joined the Company as an employee in March 1998.

 (9) Includes $12,000 paid by the Company to Mr. Ehrenthal for consulting services provided to the Company before Mr. Ehrenthal became an employee.

(10)  Consists of a payment made by the Company for relocation expenses.

(11) Includes options to purchase 100,000 shares which have been cancelled.

(12) Includes an amount paid to a corporation of which Dr. Rose is a stockholder for consulting services rendered by Dr. Rose.

(13) Includes options to purchase 100,000 shares which have been cancelled.

(14) Mr. Stachowiak's employment with the Company terminated in May 1998.

(15) Consists of a $15,812 payment made by the Company for relocation expenses and $66,666 in severance payments.

(16) Includes options to purchase 47,187 shares which have been cancelled.

(17) Consists of $63,056 in reimbursable living expenses.

(18) Includes options to purchase 48,542 shares which have been cancelled.

(19) Includes $117,000 paid to Mr. Stachowiak for consulting services.

(20) Consists of $7,864 in living expenses.

(21) Includes options to purchase 125,000 shares which have been cancelled.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers both under the Option Plan and outside the plan. As of March 15, 1999, options to purchase a total of 4,202,347 shares were outstanding under the Option Plan and options to purchase 1,164,975 shares remained available for grant thereunder.

     The following tables show for 1998, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                INDIVIDUAL GRANTS
                               ---------------------------------------------------     POTENTIAL REALIZEABLE
                               NUMBER OF    % OF TOTAL                                    VALUE AT ASSUMED
                               SECURITIES     OPTIONS                                  ANNUAL RATES OF STOCK
                               UNDERLYING   GRANTED TO                                 PRICE APPRECIATION FOR
                                OPTIONS      EMPLOYEES    EXERCISE OR                      OPTION TERM(4)
                                GRANTED      IN FISCAL    BASE PRICE    EXPIRATION   --------------------------
            NAME                 (#)(1)       YEAR(2)      ($/SH)(3)       DATE          5%($)         10%($)
            ----               ----------   -----------   -----------   ----------   --------------   ---------
Keith S. Kendrick............    100,000        2.4          0.937       4/29/08         59,063         149,063
                                  55,000        1.3          0.937       4/23/07         32,484          81,984
                                 100,000        2.4          3.688        8/5/08        232,344         586,392
                                 128,000        3.1          0.937       4/29/08         75,600         190,800
Lee H. Stein.................     20,000        0.5          1.750       6/23/08         22,050          55,650
                                 351,064        8.4          0.937       4/29/08        207,347         523,305
David B. Ehrenthal...........     50,000        1.2          3.688        8/5/08        116,172         293,196
                                 100,000        2.4          0.937        2/2/08         59,063         149,063
                                75,000(5)       1.8          1.590        2/2/08         75,127         189,607
                                25,000(5)       0.6          3.180        2/2/08         50,085         126,405
Marshall T. Rose.............    100,000        2.4          3.688        8/5/08        232,344         586,392
                                 100,000        2.4          0.937       4/29/08         59,063         149,063
John M. Stachowiak...........  100,000(6)       2.4          0.937      08/12/06         59,063         149,063
                                45,000(7)       1.1          0.937      10/14/06         26,578          67,078
                                  25,000        0.6          0.937      10/16/06         14,766          37,266

---------------
(1) Options have a maximum term of 10 years measured from the date of grant, subject to earlier termination upon the optionee's cessation of service with the Company. The options generally vest on a monthly basis over a four-year period.

(2) Based on options to purchase 4,168,585 shares granted to employees in fiscal 1998. Excludes options to purchase 430,557 shares assumed in connection with the Company's acquisitions of Email Publishing Inc. and Distributed Bits L.L.C. in 1998.

(3) The exercise price is equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and the fair market value per share of the Company's Common Stock as of December 31, 1998 of $5.375. It is calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% would be 63% and 159%, respectively.

(5) Includes options to purchase 75,000 shares and 25,000 shares, respectively, which have been cancelled.

(6) Includes options to purchase 31,250 shares which have been cancelled.

(7) Includes options to purchase 15,937 shares which have been cancelled.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF
                                                                     NUMBER OF SECURITIES    UNEXERCISED IN-
                                                                          UNDERLYING            THE-MONEY
                                                                     UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                 SHARES ACQUIRED                      AT FISCAL YEAR-END     YEAR-END ($)(2)
                                   ON EXERCISE          VALUE          (#) EXERCISABLE/       EXERCISABLE/
             NAME                      (#)         REALIZED ($)(1)      UNEXERCISABLE         UNEXERCISABLE
             ----                ---------------   ---------------   --------------------   -----------------
Keith S. Kendrick..............           --                --          165,860/217,140       736,004/688,509
Lee H. Stein...................           --                --         1,076,064/20,000      2,651,597/72,500
David B. Ehrenthal.............           --                --                0/150,000             0/528,100
Marshall T. Rose...............           --                --          133,717/170,833       129,429/483,021
John M. Stachowiak.............      129,271           611,728                      0/0                   0/0

---------------
(1) Based on the fair market value per share of Common Stock (as determined by the Board of Directors) at the date of exercise, less the exercise price.

(2) Based on the fair market value per share of Common Stock ($5.375) at December 31, 1998, less the exercise price, multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     In April 1997, the Company entered into an employment agreement with Keith Kendrick, President of the Company. The employment agreement, as amended, provided that (i) Mr. Kendrick receive: (A) an annual salary of $215,000, (B) a payment of $83,000 for expenses incurred in 1997, and (C) a signing bonus of $15,000 and certain relocation expenses and (ii) if upon a Change of Control (as defined in the agreement) Mr. Kendrick's duties with the Company are significantly changed, he may terminate his employment with the Company. Upon a termination under such circumstances, all options previously granted to Mr. Kendrick would fully vest and become exercisable. In addition, the employment agreement provided that if the Company's cash or cash equivalents fell below $1,500,000, the Company would pay Mr. Kendrick $100,000 within ten days of Mr. Kendrick's request for payment under the employment agreement. Mr. Kendrick left the Company in January 1999.

     In January 1996, the Company entered into an employment agreement with Lee
H. Stein pursuant to which he served as Chairman of the Board and Chief Executive Officer of the Company. The agreement set Mr. Stein's annual salary at $240,000, subject to future adjustment due to possible merit increases, and he was granted stock options to purchase 475,000 shares of the Company's Common Stock, at an exercise price of $6.30 per share and 250,000 shares of Common Stock of the Company at an exercise price of $1.00 per share. The agreement further provided that upon termination of his services, Mr. Stein would receive a severance payment. In April 1998, Mr. Stein and the Company amended the employment agreement to terminate Mr. Stein's employment as of July 1, 1998 and to accelerate the vesting of his option to purchase 250,000 shares of Common Stock, which was granted to Mr. Stein in January 1996, as consideration for Mr. Stein's waiver of his right to the severance payment. The Company and Mr. Stein also entered into a consulting agreement pursuant to which Mr. Stein is paid at the rate of $6,500 per month. The consulting agreement may be terminated at any time by either party. In April 1998, Mr. Stein was granted a third option to purchase 351,064 shares of the Company's Common Stock at an exercise price of $0.9375 per share.

     In January 1998, the Company entered into an employment agreement with David Ehrenthal, Vice President, Sales and Marketing of the Company. The employment agreement, provides that (i) Mr. Ehrenthal receive: (A) an annual salary of $150,000, (B) a payment of $30,000 within ten days of his first day of employment, (C) a bonus of up to 50% of his annual salary upon reaching certain target goals, (D) a stock option to purchase 75,000 shares of the Company's stock with an exercise price of $1.59 (the fair market value on the date of grant), and (E) a stock option to purchase 25,000 shares of the Company's stock with an exercise price of $3.18 (double the fair market value on the date of grant), and (ii) if upon a Change of Control (as defined in the agreement) Mr. Ehrenthal's duties with the Company are significantly changed, he may terminate his employment with the Company. Upon a termination under such circumstances, Mr. Ehrenthal would receive four months salary as a severance package. In addition, the employment agreement provides that if Mr. Ehrenthal's employment with the Company terminates, he shall be available to perform consulting services not to exceed 15 hours per week for a period of two months.

     In July 1996, the Company entered into a two-year employment agreement with Marshall T. Rose, Technical Advisor to the Chairman, with the Company holding an option for one additional year of service on the same terms, and setting Dr. Rose's annual salary at $200,000. That agreement was amended in July 1998 to provide that Dr. Rose serve as Chief Technical Officer with a salary of $1,000 per month. In August 1998, the Company entered into a Consulting Agreement with Dover Beach Consulting, Inc., a Delaware Corporation, of which Dr. Rose is a stockholder. Under the consulting agreement, the Company will pay Dover Beach Consulting, Inc. a fee of $15,000 per month for consulting services provided to the Company by Dr. Rose. The agreement terminates in August 1999.

     In October 1996, the Company entered into an employment agreement with John
M. Stachowiak pursuant to which he served as Vice President, Finance and Administration and Chief Financial Officer. The agreement set Mr. Stachowiak's annual salary at $200,000, and he was granted options to purchase an aggregate of 125,000 shares of the Company's Common Stock, at an exercise price of $11.00 per share. In May 1998, the Company and Mr. Stachowiak entered into a severance agreement whereby Mr. Stachowiak resigned and the Company paid Mr. Stachowiak a severance payment in the amount of $66,666, representing four months salary. The severance agreement also provided for the accelerated vesting of 25% of the total options of the Company held by Mr. Stachowiak. In May 1998, the Company and Mr. Stachowiak entered into a consulting agreement whereby the Company will pay Mr. Stachowiak at the rate of $96.15 per hour for consulting services on certain projects as requested by the Company. The consulting agreement may be terminated by either party at any time.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

     The following report is submitted by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. The Compensation Committee is responsible for establishing the direction for the Company's executive compensation strategy. Underlying the Compensation Committee's decisions is the firm belief that the actions of the Company's executive officers directly impact the short-term and long-term performance of the Company, and such officers should be rewarded in a manner consistent with the Company's financial and non-financial results.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to provide competitive levels of compensation that are linked to the performance of the Company, recognize achievement of annual and long-term goals, reward above-target performance and help attract and retain qualified executives. Consistent with this philosophy, the executive compensation program provides annual cash compensation through base salary and in some cases an annual bonus, and a long-term component through stock options. The program supports a performance-oriented environment by providing incentive compensation that changes in a consistent and measurable way with both the financial performance of the Company and management performance in support of strategic objectives.

     The Compensation Committee determines annual salaries, bonuses and long-term incentives for senior executive officers. Salaries are based primarily on experience, responsibility and individual performance.

Equity-based compensation is oriented toward the achievement of increasing stockholder value over the long term and is implemented pursuant to the Option Plan.

BASE SALARY

     The Compensation Committee establishes base salaries each year at a level intended to be competitive with comparable companies. In addition to the competitive market range, many factors are considered in determining actual base salaries, including the duties and responsibilities assumed by the executive, the scope of the executive's position, length of service, individual performance, internal equity considerations and special expertise beneficial to the Company. The Compensation Committee also reviews relevant financial results and the success of the management team in areas of performance that are not easily captured through accounting measures, such as business strategies and introductions of new products and services.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1998, the Company's Chairman and Chief Executive Officer, Lee
H. Stein, earned $70,000. Mr. Stein served as the Company's Chairman and Chief Executive Officer through June 1998. As a participant in the Company's Cash Compensation Reduction Plan, Mr. Stein on April 29, 1998 elected to reduce his cash compensation by 50% and in consideration received options to purchase Common Stock of the Company. The Compensation Committee's approach to establishing Mr. Stein's compensation was to be competitive with comparable companies and to have a significant portion of his compensation depend on the achievement of financial and non-financial performance criteria. All compensation actions relating to Mr. Stein, were subject to approval by the Board of Directors. The Board of Directors approved the reduction of Mr. Stein's cash compensation by 50% and the issuance of options to purchase 351,064 shares of the Company's Common Stock, at an exercise price of $0.937 per share, in consideration of the reduction in compensation. In connection with the investment by SOFTBANK entities in the Company in September, 1998, the Board also granted accelerated vesting of unvested options owned by Mr. Stein to purchase 67,708 shares of the Company's Common Stock under the 1995 Plan and 255,319 shares of the Company's Common Stock under the Cash Compensation Reduction Plan.

     Keith S. Kendrick, the Company's President, earned $215,000 during 1998. From June 1998 through January 1999, Mr. Kendrick served in the capacity of principal executive officer after the resignation of Mr. Stein in June. On April 29, 1998, Mr. Kendrick elected to participate in the Company's Cash Compensation Reduction Plan in lieu of a guaranteed bonus in the amount of $40,000. The Board of Directors approved the reduction of Mr. Kendrick's guaranteed bonus compensation of $40,000 by 100% and the issuance of options to purchase 128,000 shares of the Company's Common Stock, at an exercise price of $0.937 per share, in consideration of the reduction in compensation.

REPORT ON REPRICING OF OPTIONS

     In April 1998, the Compensation Committee approved, and the Board ratified, an employee option exchange program (the "1998 Repricing Program") applicable to all employees of the Company including executive officers. Under the 1998 Repricing, outstanding options held by qualifying employees with exercise prices greater than the fair market value of the Common Stock on the date the employee accepted participation in the 1998 Repricing Program (the "1998 Exchange Price"), were exchanged for new options to purchase the same number of shares at an exercise price equal to the 1998 Exchange Price. The employee must have accepted participation in the 1998 Repricing within 10 days of April 28, 1998. The new options were not exercisable until six months after the date of issuance, at which time they continued to vest to the same extent and upon the same terms as the old options surrendered therefor. At the time the program was implemented, substantially all of the options then outstanding under the Option Plan had exercise prices significantly above the 1998 Exchange Price, which was approximately $0.937 per share. In light of the decline in the Company's Common Stock price and because options are a key component of the Company's long-term incentive program, the Committee determined that the 1998 Repricing Program was necessary to retain such employees.

CONCLUSION

     The Compensation Committee believes the mix of market-based salaries and the potential for equity-based rewards for long-term performance represents an appropriate balance of total compensation. This balanced executive compensation program provides a competitive and motivational compensation package to the executive team required to produce the results the Company strives to achieve in the future. The Compensation Committee further believes that the executive compensation program strikes an appropriate balance between the interest of the stockholders, the needs of the Company in operating its business and needs of the executive team.

                                          COMPENSATION COMMITTEE

                                          Pamela H. Patsley
                                          Bradley A. Feld
                                          Gary E. Rieschel

                          OPTION REPRICING INFORMATION

     In April 1998, the Company implemented the 1998 Repricing Program applicable to all employees of the Company including executive officers. Under the program, outstanding options held by qualifying employees, who chose to participate, with an exercise price greater than the 1998 Exchange Price, were exchanged for new options to purchase the same number of shares at an exercise price equal to the 1998 Exchange Price. Subject to certain exceptions, the new options were not exercisable until six months after the date of issuance, at which time they continued to vest to the same extent as the old options surrendered therefor.

     The following table shows certain information concerning repricings of options held by any executive officer since the Company's initial public offering.

                           TEN YEAR OPTION REPRICINGS

                                                                                                     LENGTH OF
                                          NUMBER OF        MARKET                                    ORIGINAL
                                          SECURITIES      PRICE OF        EXERCISE                  OPTION TERM
                                          UNDERLYING      STOCK AT        PRICE AT         NEW       REMAINING
                                           OPTIONS         TIME OF         TIME OF      EXERCISE    AT DATE OF
            NAME                DATE     REPRICED(#)    REPRICING($)    REPRICING($)    PRICE($)     REPRICING
            ----               -------   ------------   -------------   -------------   ---------   -----------
Keith S. Kendrick(1).........  4/29/98      45,000          0.937           5.000         0.937        9 years
  President                    4/29/98      10,000          0.937           1.000         0.937        9 years
                               4/29/98     100,000          0.937           4.880         0.937      9.5 years
Lee H. Stein.................       --          --             --              --            --             --
  Former Chief Executive
  Officer
David B. Ehrenthal...........  4/29/98      75,000          0.937           1.590         0.937       10 years
  Vice President, Sales and    4/29/98      25,000          0.937           3.180         0.937       10 years
  Marketing
Marshall T. Rose, Ph.D.......  4/29/98     100,000          0.937           4.880         0.937      9.5 years
  Chief Technical Officer
John M. Stachowiak...........  4/29/98     125,000          0.937          10.500         0.937      8.5 years
  Former Vice President,       4/29/98      45,000          0.937           3.940         0.937      9.5 years
  Finance and Administration
  and Chief Financial Officer

---------------
(1) Mr. Kendrick's employment with the Company terminated in January 1999.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation Committee is currently composed of Mr. Feld, Mr. Stein and Ms. Patsley. Ms. Patsley serves as President and Chief Executive Officer of Paymentech. Pursuant to a Shareholder Rights Agreement dated December 22, 1995 (the "Shareholder Rights Agreement") among the Company and certain of its stockholders, including Paymentech, the Company agreed, for a period of four years, not to enter into an agreement with, or otherwise utilize, a payment card transaction acquirer other than Paymentech for provision of payment processing services that Paymentech is willing and capable of providing at a commercially reasonable price (the "Processing Right"). In August 1996, in connection with the amendment and restatement of the Shareholder Rights Agreement, the Company entered into an agreement with Paymentech for the waiver of the Processing Right. In exchange for such waiver, the Company agreed to pay Paymentech facility fees totaling $500,000 and transaction surcharges of no less than $500,000 during the 40-month period beginning September 1, 1996, depending upon the number of transactions processed through merchant acquirers other than Paymentech.

     The Company believes that the payments for services provided by Paymentech were no less favorable to the Company than would be charged for similar services by unrelated third parties.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on December 13, 1996 for (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Index (the "S&P 500") and (iii) the Hambrecht & Quist Internet Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

             COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)

                                             CUMULATIVE TOTAL RETURN
                                 -----------------------------------------------
                                 12/13/96       12/96         12/97        12/98
                                 --------       -----         -----        -----
MessageMedia Inc.                  100           100            33           60
S & P 500                          100           102           136          174
Hambrecht & Quist Internet         100            95           128          298

     (1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     (2) Assumes $100 invested on December 13, 1996 and assumes reinvestment of dividends. Fiscal year ends on December 31, 1996, 1997 and 1998.

                              CERTAIN TRANSACTIONS

EMAIL PUBLISHING ACQUISITION

     On December 9, 1998, the Company acquired Email Publishing Inc. ("EPub"), a provider of message delivery and e-mail subscription management services (the "EPub Acquisition"). Mr. Feld, a Director of the Company, was an investor in EPub prior to the EPub Acquisition, and, as a result, Mr. Feld received 496,308 shares of the Company's Common Stock. Softven No. 2 Investment Enterprise Partnership ("Softven") was also an investor in EPub prior to the EPub Acquisition. Softven received 879,488 shares of the Company's Common Stock as a result of the EPub Acquisition. Softven is affiliated with SOFTBANK Holdings Inc. and SOFTBANK Technology Ventures IV, L.P. (the "SOFTBANK Entities"). The SOFTBANK Entities are affiliated with Mr. Feld, Mr. Rieschel and Mr. Fisher.

SOFTBANK TRANSACTION

     In September 1998, the Company sold 1,641,026 shares of its Common Stock to the SOFTBANK Entities pursuant to a Securities Purchase Agreement dated April 30, 1998, at a price of $2.44 per share for an aggregate purchase price of $4.0 million.

SERVICES ARRANGEMENTS

     Pursuant to the Shareholder Rights Agreement among the Company and certain of its stockholders, including Paymentech, the Company agreed, for a period of four years, not to enter into an agreement with, or otherwise utilize, a payment card transaction acquirer other than Paymentech for provision of payment processing services that Paymentech is willing and capable of providing at a commercially reasonable price (the "Processing Right"). In August 1996, in connection with the amendment and restatement of the Shareholder Rights Agreement, the Company entered into an agreement with Paymentech for the waiver of the Processing Right. In exchange for such waiver, the Company agreed to pay Paymentech facility fees totaling $500,000 and transaction surcharges of no less than $500,000 during the 40-month period beginning September 1, 1996, depending upon the number of transactions processed through merchant acquirers other than Paymentech. Paymentech is affiliated with Ms. Patsley.

     The Company believes that the payments for services provided by Paymentech were no less favorable to the Company than would be charged for similar services by unrelated third parties.

ADDITIONAL AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

     In 1998, the Company entered into a consulting agreement with Dover Beach Consulting, Inc., a corporation of which Dr. Marshall Rose is a stockholder. Pursuant to the agreement, the Company will pay Dover Beach Consulting, Inc. a fee of $15,000 a month for consulting services provided to the Company by Dr. Rose. The agreement terminates in August 1999.

     The Company has entered into certain agreements with certain of its current and former executive officers, as described under the caption "Executive Compensation -- Employment Agreements."

     The Company has also entered into certain transactions with its directors, as described under the caption "Executive Compensation -- Compensation of Directors." Any future transaction between the Company and its executive officers, directors and their affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                        /s/ Lewis H. Silverberg
                                          Lewis H. Silverberg

                                          Secretary
April 28, 1999

                               MESSAGEMEDIA, INC.

                                 1995 STOCK PLAN

                                  (AS AMENDED)

        1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

        2. Definitions. As used herein, the following definitions shall apply:

           (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

           (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

           (c) "Board" means the Board of Directors of the Company.

           (d) "Code" means the Internal Revenue Code of 1986, as amended.

           (e) "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

           (f) "Common Stock" means the Common Stock of the Company.

           (g) "Company" means MessageMedia, Inc., a Delaware corporation.

           (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

           (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

           (j) "Director" means a member of the Board.

           (k) "Employee" means any person, including Officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

           (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the Nasdaq Stock Market its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

           (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

           (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (q) "Option" means a stock option granted pursuant to the Plan.

           (r) "Optioned Stock" means the Common Stock subject to an Option.

           (s) "Optionee" means an Employee or Consultant who receives an Option.

           (t) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (u) "Plan" means this 1995 Stock Option Plan.

           (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

           (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

           If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange or Option repricing Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.

           (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Directors and Consultants.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

        (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock or other securities of the Company are listed, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

               (ii) to select the Employees, Directors and Consultants to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

               (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (x) to provide for the early exercise of unvested Options, subject to such terms and conditions as shall be determined by the Administrator; and

               (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

           (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

        5. Eligibility.

           (a) Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

           (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they are granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

           (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's service to the Company as an Employee, Director or Consultant, nor shall it interfere in any way with the Optionee's or the Company's right to terminate the Optionee's service to the Company at any time, with or without cause.

           (d) The following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

               (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

        7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8. Option Exercise Price and Consideration.

           (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

           (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) surrender of other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        9. Exercise of Option.

           (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

           (b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination, or to such other extent as may be determined by the Administrator. If the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her "disability," as defined in Section 22(e)(3) of the Code, the Optionee may exercise an Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise an Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (d) Death of Optionee. In the event of the death of an Optionee, an Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death. If, on the date of death, the Optionee was not entitled to exercise the entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise an Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        10. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        11. Adjustments Upon Changes in Capitalization or Merger.

           (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

           (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

           (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

        13. Amendment and Termination of the Plan.

           (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

           (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

           (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        15. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

        17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

                               MESSAGEMEDIA, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1999

        The undersigned hereby appoints Larry Jones and Lewis H. Silverberg, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of MESSAGEMEDIA, INC. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of MESSAGEMEDIA, INC. to be held on May 28, 1999 at 10:00 a.m., local time, at The Hotel Boulderado, 2115 13th Street, Boulder, Colorado, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect nine directors to serve for the ensuing year and until their successors are elected.

[ ]  FOR all nominees listed below              [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary               to vote for all nominees
     below).                                         listed below.

NOMINEES: A. Laurence Jones, Bradley A. Feld, Gerald A. Poch, Dennis J. Cagan,
          Ronald D. Fisher, Pamela H. Patsley, Gary E. Rieschel, Lee H. Stein and R. Terry Duryea.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve an amendment to the Company's 1995 Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 6,000,000 to 7,000,000.

              [ ]  FOR        [ ]  AGAINST         [ ]   ABSTAIN

                            (CONTINUED ON OTHER SIDE)

                         (CONTINUED FROM ON OTHER SIDE)

PROPOSAL 3: To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

               [ ]  FOR       [ ]  AGAINST       [ ]   ABSTAIN


DATED
      ---------------------            -----------------------------------------


                                       -----------------------------------------
                                                     SIGNATURE(S)

                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.